UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 19, 2015
First Business Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
401 Charmany Drive
Madison, Wisconsin 53719
(Address of principal executive offices) (Zip code)
(608) 238-8008
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2015, First Business Financial Services, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has appointed Michael J. Murphy, age 36, to serve as the Company’s Chief Accounting Officer and principal accounting officer effective September 14, 2015.

Mr. Murphy was previously employed by BMO Harris Bank as its Midwest Regional Controller for the Commercial and Personal Banking Group from June 2015 to August 2015. From November 2011 to April 2015 Mr. Murphy held the position of Vice President and Assistant Controller with Banco Popular North America. He was employed by KPMG LLP from September 2003 to November 2011 in a several capacities, most recently serving as Senior Manager from August 2010 to November 2011.

Mr. Murphy will be eligible to participate in the Company’s Annual Incentive Bonus Program, the Company’s 401(k) Plan and the Company’s 2012 Equity Incentive Plan.

There have been no transactions and there are no currently proposed transactions to which the Company was or is a participant and in which Mr. Murphy had or is to have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K. Further, Mr. Murphy is not related to any member of the Board or any executive officer of the Company.

A copy of the press release announcing the appointment of Mr. Murphy is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is being furnished herewith:

(99.1) Press release of First Business Financial Services, Inc. dated August 21, 2015.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 21, 2015	FIRST BUSINESS FINANCIAL SERVICES, INC.

	By:	/s/ Barbara M. Conley
	Name:	Barbara M. Conley
	Title:	General Counsel

FIRST BUSINESS FINANCIAL SERVICES, INC.
Exhibit Index to Current Report on Form 8-K

Exhibit Number

99.1	Press release of First Business Financial Services, Inc., dated August 21, 2015.